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EXHIBIT 15.1

ACKNOWLEDGMENT OF ERNST & YOUNG,

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of Coronado Global Resources Inc.

We are aware of the incorporation by reference in the following Registration Statements (including all amendments thereto) of Coronado Global Resources Inc. (the “Company”):

Form S-3 No. 333-239730

Form S-8 No. 333-236597 and No. 333-249566

of our review report dated November 10, 2020 relating to the unaudited condensed consolidated interim financial statements of the Company that are included in its Form 10-Q for the quarter ended September 30, 2020.

/s/ Ernst & Young

Brisbane, Australia

November 10, 2020

Coronado Global Resources Inc. Form 10-Q September 30, 2020                                               1